            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-000-000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                 GIVE THE
                                 SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:        NUMBER OF -
------------------------------------------------------
1.  An individual's account      The individual
2.  Two or more individuals      The actual owner of
    (joint account)              the account or, if
                                 combined funds, any
                                 one of the
                                 individuals (1)
3.   Husband and wife (joint     The actual owner of
     account)                    the account or, if
                                 joint funds, either
                                 person (1)
4.   Custodian account of a      The minor (2)
     minor (Uniform Gift to
     Minors Act)
5.   Adult and minor (joint      The adult or, if the
     account)                    minor is the only
                                 contributor, the
                                 minor (1)
6.   Account in the name of      The ward; minor, or
     guardian or committee for   incompetent person
     a designated ward, minor,   (3)
     or incompetent person
7.   a.   The usual revocable    The grantor-trustee
          savings trust account  (1)
          (grantor is also
          trustee)
     b.   So-called trust        The actual owner (4)
          account that is not a
          legal or valid trust
          under State law
------------------------------------------------------

------------------------------------------------------
                                 GIVE THE
                                 EMPLOYER
                                 IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:        NUMBER OF -
------------------------------------------------------
8.   Sole proprietorship         The owner (4)
     account
9.   A valid trust, estate or    The legal entity (Do
     pension trust               not furnish the
                                 identifying number of
                                 the personal
                                 representative or
                                 trustee unless the
                                 legal entity itself
                                 is not designated in
                                 the account title.)
                                 (5)
10. Corporate account            The corporation
11. Religious, charitable, or    The organization
     educational organization
     account
12. Partnership account held in  The partnership
     the name of the business
13. Association, club or other   The organization
     tax-exempt organization
14. A broker or registered       The broker or nominee
     nominee
15. Account with the Department  The public entity
     of Agriculture in the name
     of a public entity (such
     as a state or local
     government, school
     district, or prison) that
     receives agricultural
     program payments
------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

  GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                    FORM W-9

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted for backup withholding on ALL payments include the following:

    -  A corporation.

    -  A financial institution.

    - An organization exempt from tax under section 501(a), or an individual retirement plan.

    -  The United States or any agency or instrumentality thereof.

    - A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    -  An international organization or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    -  A real estate investment trust.

    -  A common trust fund operated by a bank under section 584(a).

    -  An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1).

    - An entity registered at all times under the Investment Company Act of 1940.

    -  A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    -  Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    -  Payments made by certain foreign organizations.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    -  Payments described in section 6049(b)(5) to non-resident aliens.

    -  Payments on tax-free convenant bonds under section 1451.

    -  Payments made by certain foreign organizations.

    -  Payments made to a nominee.

    EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under section 6041, 6041(A)(a), 6045 and 6050A.

    PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report to payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

    (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

    (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    (4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to that failure.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.